Middletown, CT	Contact: Kevin R. Hoben
February 4, 2019	(860) 704-6820

Omega Flex, Inc. (the “Company”) today announced that the Board of Directors appointed James M. Dubin as a director of the board of directors. Mr. Dubin has been designated as a Class 3 director, and will have a term expiring at the 2020 annual shareholder meeting.

Mr. Dubin is currently the Executive Chairman of Conair Corporation, a diversified consumer products company. He was formerly a partner and co-chair of the Corporate Department of Paul, Weiss, Rifkind, Wharton & Garrison LLP (an international law firm based in New York City) until his retirement from the firm in 2012. He served for many years as a member of the firm’s management committee and as chair of its finance committee. Since his retirement he has engaged in private consulting work through Madison Place Partners, LLC. Mr. Dubin is on the board of Emmis Communications Corporation and serves on their executive, audit, corporate governance, and compensation committees. Mr. Dubin has served as a director or trustee on a number of corporate, non-profit and charitable organizations, including Carnival Corporation & plc, Lighthouse Guild International, National Foundation for Advancement in the Arts, and the American Ballet Theatre. Mr. Dubin has extensive experience in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law, securities and mergers and acquisitions.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.